AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON February 3, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Midatech Pharma PLC

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

65 Innovation Drive

Milton Park

Abingdon, Oxfordshire, OX14 4RQ, United Kingdom

Tel: +44 (0)1235 841 575

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DARA BioSciences, Inc. 2008 Employee, Director and Consultant Stock Plan

DARA BioSciences, Inc. Amended and Restated 2003 Employee, Director and Consultant Stock Plan

(Full title of the plans)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, NY 10011

(212) 894-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Samuel P. Williams, Esq.

Timothy P. Matthews, Esq.

Jason S. McCaffrey, Esq.

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

Telephone: (617) 856-8200

Facsimile: (617) 856-8201

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)(3)	Proposed maximum offering price per share (4)	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, nominal value 0.005p per share, to be issued under the DARA BioSciences, Inc. 2008 Employee, Director and Consultant Stock Plan	88	$2.48	$218.24	$0.02
Ordinary shares, nominal value 0.005p per share, to be issued under the DARA BioSciences, Inc. Amended and Restated 2003 Employee, Director and Consultant Stock Plan	722,554	$2.48	$1,791,933.92	$180.45
Total	722,642	$2.48	$1,792,152.16	$180.47

(1)	Represents the maximum number of ordinary shares, nominal value 0.005p per share (the “Ordinary Shares”), of Midatech Pharma PLC (the “Company”) issuable under outstanding option awards granted under the DARA BioSciences, Inc. (“DARA”) equity plans listed above, which were assumed by the Company in connection with (i) the merger of Merlin Acquisition Sub, Inc., a wholly owned subsidiary of Midatech (“Merger Sub”), with and into DARA (the “Merger”), with DARA surviving the Merger as the wholly owned subsidiary of Midatech (the “Surviving Corporation”), and (ii) the subsequent merger of the Surviving Corporation with and into Duke Acquisition Sub, Inc., a wholly owned subsidiary of the Company (“Secondary Merger Sub”), with Secondary Merger Sub surviving, pursuant to an Agreement and Plan of Merger dated as of June 3, 2015, by and among the Company, Merger Sub, Secondary Merger Sub, DARA and Shareholder Representative Services, LLC.
(2)	The Ordinary Shares of Midatech may be represented by Midatech’s American Depositary Shares (“ADS”), evidenced by American Depositary Receipts, each representing two Ordinary Shares. A separate Registration Statement on Form F-6 was filed with the Securities and Exchange Commission on September 29, 2015, as amended on October 27, 2015, for the registration of ADSs evidenced by American Depositary Receipts issuable upon deposit of Ordinary Shares.
(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of Ordinary Shares registered includes an indeterminable number of Ordinary Shares as required to prevent dilution resulting from a stock split, stock dividend or similar transaction that results in an increase in the number of outstanding Ordinary Shares.
(4)	Estimated solely for the purposes of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and 457(h) under the Securities Act, based on the average of the high and low quotation for Ordinary Shares on the AIM Market of the London Stock Exchange plc on January 29, 2016, and the buying rate for British pounds sterling of £1.00=$1.4184, based on noon buying rates published by the Federal Reserve Bank of New York for the British pound sterling on January 29, 2016.

EXPLANATORY NOTE

Midatech Pharma PLC, a company organized under the laws of England and Wales (“Midatech” or the “Registrant”), is filing this Registration Statement on Form S-8 with respect to up to 88 ordinary shares of Midatech, nominal value 0.005p per share (“Ordinary Shares”), issuable upon the exercise of outstanding option awards granted under the DARA BioSciences, Inc. Amended and Restated 2003 Employee, Director and Consultant Stock Plan (the “2003 Plan”), and up to 722,554 Ordinary Shares issuable upon the exercise of outstanding option awards granted under the DARA BioSciences, Inc. 2008 Employee, Director and Consultant Stock Plan (the “2008 Plan,” and collectively with the 2003 Plan, the “DARA Equity Plans”). All Ordinary Shares issuable under the DARA Equity Plans may be represented by Midatech’s American Depositary Shares (“ADS”), evidenced by American Depositary Receipts, each representing two Ordinary Shares. A separate Registration Statement on Form F-6 was filed with the Securities and Exchange Commission on September 29, 2015, as amended on October 27, 2015, for the registration of ADSs evidenced by American Depositary Receipts issuable upon deposit of Ordinary Shares.

Pursuant to that certain Agreement and Plan of Merger, dated as of June 3, 2015 (the “Merger Agreement”), by and among Midatech, Merlin Acquisition Sub, Inc., a wholly owned subsidiary of Midatech (“Merger Sub”), Duke Acquisition Sub, Inc., a wholly owned subsidiary of Midatech (“Secondary Merger Sub”), DARA Bioscience’s, Inc., a Delaware corporation (“DARA”) and Shareholder Representative Services LLC, solely as representative of the DARA stockholders, on December 4, 2015 (the “Closing Date”), Merger Sub merged with and into DARA (the “Merger”), with DARA surviving the Merger (the “Surviving Corporation”), and immediately thereafter the Surviving Corporation merged with and into Secondary Merger Sub, with Secondary Merger Sub surviving as a wholly owned subsidiary of the Company (collectively with the Merger, the “Mergers”).

In connection with the Mergers and effective as of the Closing Date, the Company assumed sponsorship of the DARA Equity Plans.

On the Closing Date, in accordance with the terms of the Merger Agreement, each option award granted under the DARA Equity Plans was converted into a corresponding option award with respect to Ordinary Shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8. The document(s) containing the information specified in Part I will be delivered to employees of the Registrant and employees of subsidiaries of the Registrant participating in the plans covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

The reports listed below have been filed with or furnished to the Securities and Exchange Commission (the “Commission”) by the Registrant and are incorporated herein by reference to the extent not superseded by documents or reports subsequently filed or furnished:

(a)	The Registrant’s prospectus filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act filed on October 22, 2015, as amended on November 9, 2015 and November 19, 2015 in connection with the Registrant’s Registration Statement on Form F-4 (File No. 333-206305);

(b)	The Registrant’s Reports of Foreign Private Issuer on Form 6-K, filed with the Commission on December 3, 2015, December 7, 2015, December 14, 2015, December 18, 2015 and December 30, 2015; and

(c)	The description of the Ordinary Shares included or incorporated by reference under Item 1 of the Registrant’s Registration Statement on Form 8-A, filed with the Commission on December 2, 2015, including any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any such documents or portions thereof that are expressly furnished rather than filed), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant’s articles of association provide that, subject to the Companies Act 2006 of the United Kingdom, every person who is or was at any time a director, alternate director, or former director of the Registrant or of any of its subsidiaries may be indemnified out of the assets of the Registrant against all costs, charges, expenses, losses, damages and liabilities incurred by him or her in performing his duties or the exercise of his or her powers or otherwise in relation to such group company. Generally, under the Companies Act 2006 of the United Kingdom, a company may not indemnify its directors against personal liability covering: liability to the company in cases where the company sues the director (i.e., only liability to third parties can be the subject of an indemnity); liability for fines for criminal conduct or fines imposed by a regulator; or other liabilities, such as legal costs, in criminal cases where the director is convicted, or in civil cases brought by the company where the final judgment goes against the director.

The Registrant has entered into a deed of indemnity with each of its directors and officers. Except as prohibited by applicable law, these deeds of indemnity may require the Registrant, among other things, to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by such directors and officers in any action or proceeding arising out of their service as a director or officer of Midatech, or one of its subsidiaries, or arising out of the services provided to another company or enterprise at the Registrant’s request.

II-1

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.    EXHIBITS.

The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

ITEM 9.    UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 as will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Abingdon, Oxfordshire, United Kingdom, on this 3rd day of February, 2016.

MIDATECH PHARMA PLC

By:	/s/ James N. Phillips

Name: James N. Phillips
Title: Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint each of James N. Phillips and Nicholas Robbins-Cherry, each in their individual capacity, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as we might or could do in person, hereby ratifying and confirming all facts and things that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities as indicated on February 3, 2016.

Signature	Title

/s/ James N. Phillips James N. Phillips	Chief Executive Officer (Principal Executive Officer)

/s/ Nicholas Robbins-Cherry Nicholas Robbins-Cherry	Finance Director (Principal Financial Officer and Principal Accounting Officer)

/s/ Rolf Stahel Rolf Stahel	Non-Executive Chairman of the Board

/s/ John Johnston John Johnston	Non-Executive Director

/s/ Michele Luzi Michele Luzi	Non-Executive Director

/s/ Pavlo Protopapa Pavlo Protopapa	Non-Executive Director

/s/ Simon Turton Simon Turton, Ph.D.	Senior Independent Non-Executive Director

/s/ Sijmen de Vries Sijmen de Vries, M.D.	Non-Executive Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Midatech Pharma PLC, has signed this Registration Statement on Form S-8 on this 3rd day of February, 2016.

By:    /s/ David Benharris

Name: David Benharris

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Articles of Association of Midatech Pharma PLC (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form F-4 (File No. 333-206305), filed with the Commission on August 11, 2015, and incorporated herein by reference).

4.1	Specimen certificate representing ordinary shares of Midatech Pharma PLC (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-4 (File No. 333-206305), filed with the Commission on August 11, 2015, as amended, and incorporated herein by reference).

4.2	Deposit Agreement dated December 4, 2015, by and among Midatech Pharma PLC, Deutsche Bank Trust Company Americas, as depositary, and all owners and holders from time to time of American Depositary Shares issued thereunder (filed as Exhibit (a) to the Registrant’s Registration Statement on Form F-6 (File No. 333-207186), filed with the Commission on September 29, 2015, as amended, and incorporated herein by reference).

4.3	Form of American Depositary Receipt (included in Exhibit 4.2).

5.1*	Opinion of Brown Rudnick LLP.

23.1*	Consent of BDO LLP.

23.2*	Consent of BDO LLP.

23.3*	Consent of Horne LLP.

23.4*	Consent of Brown Rudnick LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1*	DARA BioSciences, Inc. Amended and Restated 2003 Employee, Director and Consultant Stock Plan.

99.2*	DARA BioSciences, Inc. 2008 Employee, Director and Consultant Stock Plan.

99.3*	Amendment No. 1 to DARA BioSciences, Inc. 2008 Employee, Director and Consultant Stock Plan.

*	Filed herewith.